Exhibit 99.1
FOR IMMEDIATE RELEASE

CONTACT:

MEDIA:	ANALYSTS:
Katrina W. Parker, 312/822-5167	Nancy M. Bufalino, 312/822-7757
Sarah J. Pang, 312/822-6394	Marie Hotza, 312/822-4278
David C. Adams, 312/822-2183
CNA FINANCIAL ANNOUNCES
4th QUARTER AND FULL-YEAR 2007 RESULTS
CHICAGO, February 11, 2008 — CNA Financial Corporation (NYSE: CNA) today announced fourth quarter and full-year 2007 results, which included the following items:
•	Net operating income for the fourth quarter of 2007 of $223 million, or $0.82 per diluted share.

•	Net income for the fourth quarter of 2007 of $164 million, or $0.60 per diluted share.

•	Net operating income for the full-year 2007 of $1.06 billion, or $3.90 per diluted share.

•	Net income for the full-year 2007 of $851 million, or $3.13 per diluted share.

•	Property & Casualty Operations combined ratios for the fourth quarter and full-year 2007 of 98.0% and 94.8%.

•	Net operating return on equity for the fourth quarter and full-year 2007 of 9.0% and 11.0%.

•	Book value per common share of $37.36 at December 31, 2007, as compared to $36.03 at December 31, 2006.

	Results for the Three Months		Results for the Year
	Ended December 31		Ended December 31
($ millions)	2007	2006	2007	2006

Net operating income (a)	$223	$248	$1,060	$1,070
Net realized investment (losses) gains	(61)	108	(203)	67

Net income from continuing operations	162	356	857	1,137
Net income (loss) from discontinued operations	2	(27)	(6)	(29)

Net income	$164	$329	$851	$1,108

(a)	Management utilizes the net operating income financial measure to monitor the Company’s operations. Please refer to Note K of the Condensed Consolidated Financial Statements within the September 30, 2007 Form 10-Q for further discussion of this measure.

Diluted Earnings Per Share Available to Common Stockholders
	Results for the Three Months		Results for the Year
	Ended December 31		Ended December 31
	2007	2006	2007	2006

Net operating income (a)	$0.82	$0.91	$3.90	$3.91
Net realized investment (losses) gains	(0.23)	0.41	(0.75)	0.25

Net income from continuing operations	0.59	1.32	3.15	4.16
Net income (loss) from discontinued operations	0.01	(0.10)	(0.02)	(0.11)

Net income	$0.60	$1.22	$3.13	$4.05

(a)	The year ended December 31, 2006 per share results available to common stockholders from net operating income are reduced by $46 million, or $0.17 per share, of undeclared but accumulated preferred stock dividends. The undeclared but accumulated preferred stock dividends relate to the Company’s Series H Cumulative Preferred Stock which was repurchased from Loews Corporation on August 8, 2006.
Net operating income from continuing operations for the three months ended December 31, 2007 decreased $25 million as compared with the same period in 2006. Net operating income for our core Property & Casualty operations decreased $6 million, while net operating results for our Non-Core operations decreased $19 million. This overall decrease was primarily due to lower net investment income and decreased current accident year underwriting results in our Standard Lines and Specialty Lines segments. These decreases were largely offset by favorable net prior year development in the fourth quarter of 2007 as compared to unfavorable net prior year development for the same period in 2006. The Property & Casualty operations produced combined ratios of 98.0% and 99.0% in the fourth quarters of 2007 and 2006.
“CNA is coming off two consecutive years of very strong performance,” said Stephen W. Lilienthal, Chairman and Chief Executive Officer of CNA Financial Corporation. “In 2007, we delivered another very solid earnings year, virtually matching the record operating earnings of 2006. Book value continued to increase, our core Property & Casualty operations performed well in the face of a softening market, and we continued to manage expenses. In line with our solid financial results, CNA paid a dividend to common shareholders for the first time in more than 30 years. Overall, CNA had another strong year, and is well positioned to continue to manage through the market cycle as a strong competitor.”
Net income for the three months ended December 31, 2007 decreased $165 million as compared with the same period in 2006. This decrease was primarily due to net realized investment losses in the fourth quarter of 2007 versus gains for the same period in 2006.
Net realized investment results decreased $169 million for the three months ended December 31, 2007 compared with the same period in 2006. This decrease was primarily driven by increased impairment losses caused by the decline in credit market conditions including credit spread widening and exposures to sub-prime collateral in our fixed income securities. Other-than-temporary impairment losses were $188 million after-tax for the three months ended December 31, 2007 as compared to $56 million after-tax in the same period of 2006.
Net operating income from continuing operations for the year ended December 31, 2007 decreased $10 million as compared with the same period in 2006. Net operating income for our core Property & Casualty operations increased $140 million, which was offset by a $150 million decrease in our Non-Core segments. The decrease in net operating income was primarily due to an after-tax loss of $108 million related to a run-off book of business in the Life & Group Non-Core segment and lower current accident year underwriting results in our Standard Lines and Specialty Lines segments. These unfavorable impacts were partially offset by favorable net prior year development in 2007 as compared to unfavorable net prior year development in 2006 and increased net investment income. The Property & Casualty operations produced combined ratios of 94.8% and 96.4% for the years ended December 31, 2007 and 2006.
Net income for the year ended December 31, 2007 decreased $257 million as compared with the same period in 2006, primarily due to net realized investment losses in 2007 versus gains in 2006. Net realized investment results decreased $270 million for the year ended December 31, 2007 compared with the same period in 2006. This decrease was primarily driven by increased impairment losses caused by the decline in credit market conditions for fixed income securities. Other-than-temporary impairment losses were $481 million after-tax for the year ended December 31, 2007 as compared to $112 million after-tax in 2006.
As a result of CNA’s realignment of management responsibilities in the fourth quarter of 2007, CNA has revised its property and casualty segments as if the current segment changes occurred as of the beginning of the earliest period presented. Standard Lines includes standard property and casualty coverages sold to small businesses and middle market entities and organizations in the U.S. primarily through an independent agency distribution system. Standard Lines also includes commercial insurance and risk management products sold to large corporations in the U.S. primarily through insurance brokers. Specialty Lines provides a broad array of professional, financial and specialty property and casualty products and services, including excess and surplus lines, primarily through insurance brokers and managing general underwriters. Specialty Lines also includes insurance coverages sold globally through our foreign operations (CNA Global). Previously, excess and surplus lines and CNA Global were included in Standard Lines.

Segment Results for the Three Months Ended December 31, 2007
					Corporate
	Standard	Specialty	Total P&C	Life & Group	& Other
($ millions)	Lines	Lines	Ops.	Non-Core	Non-Core	Total

Net operating income (loss)	$124	$145	$269	$(17)	$(29)	$223
Net realized investment losses	(21)	(12)	(33)	(19)	(9)	(61)

Net income (loss) from continuing operations	$103	$133	$236	$(36)	$(38)	$162

Segment Results for the Three Months Ended December 31, 2006
					Corporate
	Standard	Specialty	Total P&C	Life & Group	& Other
($ millions)	Lines	Lines	Ops.	Non-Core	Non-Core	Total

Net operating income (loss)	$76	$199	$275	$(1)	$(26)	$248
Net realized investment gains	51	28	79	4	25	108

Net income (loss) from continuing operations	$127	$227	$354	$3	$(1)	$356

Segment Results for the Year Ended December 31, 2007
					Corporate
	Standard	Specialty	Total P&C	Life & Group	& Other
($ millions)	Lines	Lines	Ops.	Non-Core	Non-Core	Total

Net operating income (loss)	$602	$619	$1,221	$(159)	$(2)	$1,060
Net realized investment losses	(97)	(53)	(150)	(36)	(17)	(203)

Net income (loss) from continuing operations	$505	$566	$1,071	$(195)	$(19)	$857

Segment Results for the Year Ended December 31, 2006
					Corporate
	Standard	Specialty	Total P&C	Life & Group	& Other
($ millions)	Lines	Lines	Ops.	Non-Core	Non-Core	Total

Net operating income (loss)	$446	$635	$1,081	$(14)	$3	$1,070
Net realized investment gains (losses)	48	25	73	(33)	27	67

Net income (loss) from continuing operations	$494	$660	$1,154	$(47)	$30	$1,137

Property & Casualty Operations Gross Written Premiums
	Three Months Ended December 31		Year Ended December 31
($ millions)	2007	2006	2007	2006

Standard Lines	$824	$918	$3,620	$3,968
Specialty Lines	1,292	1,324	5,420	5,319

Total P&C Operations	$2,116	$2,242	$9,040	$9,287

Property & Casualty Operations Net Written Premiums
	Three Months Ended December 31		Year Ended December 31
($ millions)	2007	2006	2007	2006

Standard Lines	$743	$833	$3,267	$3,598
Specialty Lines	887	854	3,506	3,431

Total P&C Operations	$1,630	$1,687	$6,773	$7,029

Property & Casualty Calendar Year Loss Ratios
	Three Months Ended December 31		Year Ended December 31
	2007	2006	2007	2006

Standard Lines	71.2%	79.0%	67.4%	72.5%
Specialty Lines	63.0%	56.8%	62.8%	60.4%
Total P&C Operations	67.0%	68.0%	65.1%	66.6%

Total P&C Companies (a)	79.8%	79.6%	77.7%	75.7%

Property & Casualty Calendar Year Combined Ratios
	Three Months Ended December 31		Year Ended December 31
	2007	2006	2007	2006

Standard Lines	105.4%	112.3%	100.1%	104.6%
Specialty Lines	91.1%	85.2%	89.7%	87.9%
Total P&C Operations	98.0%	99.0%	94.8%	96.4%
Total P&C Companies (a)	111.2%	111.3%	107.9%	106.0%

(a)	P&C Companies includes Standard Lines, Specialty Lines and P&C business written in Life & Group Non-Core and Corporate & Other Non-Core, including CNA Re and asbestos and environmental pollution exposures.

Property & Casualty Operations Gross Accident Year Loss Ratios
	Accident Year 2007	Accident Year 2006	Accident Year 2006
	Evaluated at	Evaluated at	Evaluated at
	December 31, 2007	December 31, 2006	December 31, 2007

Standard Lines	66.6%	69.8%	67.6%
Specialty Lines	59.2%	62.2%	59.3%
Total P&C Operations	62.2%	65.5%	62.8%

Property & Casualty Operations Net Accident Year Loss Ratios
	Accident Year 2007	Accident Year 2006	Accident Year 2006
	Evaluated at	Evaluated at	Evaluated at
	December 31, 2007	December 31, 2006	December 31, 2007

Standard Lines	70.1%	68.0%	65.9%
Specialty Lines	63.8%	62.3%	60.9%
Total P&C Operations	66.9%	65.2%	63.4%

Business Operating Highlights
Standard Lines works with an independent agency distribution system and network of brokers to market a broad range of property and casualty insurance products and services primarily to small, middle-market and large businesses and organizations domestically.
•	Net written premiums decreased $90 million for the fourth quarter of 2007 as compared with the same period in 2006. Standard Lines retention increased 1 point to 81% as compared to the same period in 2006. Rates on average decreased 4% during the fourth quarter of 2007.

•	Net operating income increased $48 million for the fourth quarter of 2007 as compared with the same period in 2006. This increase was primarily driven by favorable net prior year development in 2007 as compared to unfavorable net prior year development in 2006, partially offset by decreased current accident year underwriting results and decreased net investment income.

•	Net income for the fourth quarter of 2007 decreased $24 million as compared with the same period in 2006. This decrease was primarily attributable to decreased net realized investment results, partially offset by improved net operating income.
Specialty Lines provides professional, financial and specialty property and casualty products and services, both domestically and abroad, through a network of brokers, managing general underwriters and independent agencies.
•	Net written premiums increased $33 million for the fourth quarter of 2007 as compared with the same period in 2006. Premiums written were favorably impacted by the non-renewal of a reinsurance program in May 2007. Specialty Lines retention decreased 3 points to 82% as compared to the same period in 2006. Rates on average decreased 5% during the fourth quarter of 2007.

•	Net operating income decreased $54 million for the fourth quarter of 2007 as compared with the same period in 2006, primarily driven by decreased current accident year underwriting results and decreased favorable net prior year development.

•	Net income decreased $94 million for the fourth quarter of 2007 as compared with the same period in 2006. This decrease was attributable to decreases in net realized investment results and decreased net operating income.
Life & Group Non-Core primarily includes the results of the life and group lines of business that are in run-off. Net earned premiums relate primarily to the group and individual long term care businesses.
•	Net results for the fourth quarter of 2007 decreased $39 million as compared with the same period in 2006. This decrease was primarily attributable to a decrease in net realized investment results and decreased results related to the pension deposit business and life settlement contracts.
Corporate & Other Non-Core primarily includes certain corporate expenses, including interest on corporate debt, and the results of certain property and casualty business primarily in run-off, including CNA Re. This segment also includes the results related to the centralized adjusting and settlement of asbestos and environmental pollution.
•	Net loss for the fourth quarter of 2007 increased $37 million as compared with the same period in 2006. The increase in net loss was primarily due to net realized investment losses in the fourth quarter of 2007 versus gains for the same period in 2006.

Net Investment Income
Pretax net investment income for the fourth quarter of 2007 decreased $116 million over the same period of 2006. This decrease was primarily driven by decreases in limited partnership income and results from the trading portfolio. The decreased results from the trading portfolio were largely offset by a corresponding decrease in the policyholders’ funds reserves supported by the trading portfolio. These unfavorable impacts were partially offset by an increase in income from fixed maturity securities.
About the Company
CNA is the country’s seventh largest commercial insurance writer and the 13th largest property and casualty company. CNA’s insurance products include standard commercial lines, specialty lines, surety, marine and other property and casualty coverages. CNA services include risk management, information services, underwriting, risk control and claims administration. For more information, please visit CNA at www.cna.com. CNA is a registered service mark, trade name and domain name of CNA Financial Corporation.

Conference Call and Webcast Information:
A conference call for investors and the professional investment community will be held at 10:00 a.m. EST today. On the conference call will be Stephen W. Lilienthal, Chairman and Chief Executive Officer of CNA Financial Corporation, and other members of senior management. Participants can access the call by dialing (888) 277-7138, or for international callers, (913) 981-5542. The call will also be broadcast live on the internet at http://investor.cna.com or you may go to the investor relations pages of the CNA website (www.cna.com) for further details.
The call is available to the media, but questions will be restricted to investors and the professional investment community. A taped replay of the call will be available through February 18, 2008 by dialing (888) 203-1112, or for international callers, (719) 457-0820. The replay passcode is 9357954. The replay will also be available on CNA’s website. Financial supplement information related to the fourth quarter and full-year results is available on the investor relations pages of the CNA website or by contacting David Adams at (312) 822-2183.
FINANCIAL MEASURES
In evaluating the results of the Standard Lines and Specialty Lines, management utilizes the combined ratio, the loss ratio, the expense ratio and the dividend ratio. These ratios are calculated using accounting principles generally accepted in the United States of America (GAAP) financial results. The loss ratio is the percentage of net incurred claim and claim adjustment expenses to net earned premiums. The expense ratio is the percentage of insurance underwriting and acquisition expenses, including the amortization of deferred acquisition costs, to net earned premiums. The dividend ratio is the ratio of policyholders’ dividends incurred to net earned premiums. The combined ratio is the sum of the loss, expense and dividend ratios.
This press release may also reference or contain financial measures that are not in accordance with generally accepted accounting principles (GAAP). For reconciliations of non-GAAP measures to the most comparable GAAP measures, please refer to CNA’s filings with the Securities and Exchange Commission, as well as the financial supplement, available at www.cna.com.
FORWARD-LOOKING STATEMENT
This press release may include statements which relate to anticipated future events (forward-looking statements) rather than actual present conditions or historical events. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and generally include words such as “believes”, “expects”, “intends”, “anticipates”, “estimates” and similar expressions. Forward-looking statements, by their nature, are subject to a variety of inherent risks and uncertainties that could cause actual results to differ materially from the results projected. Many of these risks and uncertainties cannot be controlled by CNA. For a detailed description of these risks and uncertainties please refer to CNA’s filings with the Securities and Exchange Commission, available at www.cna.com.
Any forward-looking statements made in this press release are made by CNA as of the date of this press release. Further, CNA does not have any obligation to update or revise any forward-looking statement contained in this press release, even if CNA’s expectations or any related events, conditions or circumstances change.
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